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                          REGISTRATION RIGHTS AGREEMENT

    This Agreement is made as of February 28, 1992, by and between Quickturn Systems, Inc., a California corporation (the "Company") and Mentor Graphics Corporation, an Oregon corporation ("Holder").

    1. Definitions. For purposes of this Agreement:

         (a) The term "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (b) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (c) The term "Registrable Securities" means (1) up to 200,000 shares of Common Stock issued to the Holder pursuant to that certain Asset Purchase Agreement dated as of February 28, 1992 between the Company and the Holder, and
(2) shares of Common Stock issuable or issued upon exercise of (i) the Warrant to purchase 500,000 shares of the Company's Common Stock at an exercise price of $6.00 per share issued February 28, 1992 to the Holder (the "$6.00 Warrant"), and (ii) the Warrant to purchase 400,000 shares of the Company's Common Stock at an exercise price of $15.00 per share (the "$15 Warrant"); excluding in all cases, however, any Registrable Securities sold by the Holder in a transaction in which its rights under this Agreement are not assigned.

         (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

         (e) The term "Holder" means Mentor Graphics Corporation, an Oregon corporation.

         (f) The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules or regulations of the Commission thereunder, all as the same shall be in effect at the time.

         (g) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (h) The term "Initial Public Offering" shall mean the first firm commitment underwritten public offering of the Company's Common Stock to the general public at an aggregate offering price, net of underwriting discounts and commissions, at a per share price of not less than $4.00 per share and for a total offering of not less than $7,500,000, which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

    2. Company Registration. If, at any time or from time to time, the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants


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in a Company stock plan or a stock plan of the Company's affiliate(s), or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 6, cause to be registered under the Act all of the Registrable Securities that the Holder has requested to be registered.

    3. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to one hundred twenty (120) days.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder shall also enter into and perform its obligations under such an agreement.

         (f) Notify the Holder at any time when a prospectus relating the Registration Statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Holder's Registrable Securities.

    5. Expenses of Registration. All expenses other than underwriting discounts and commissions, and stock transfer taxes, incurred in connection with registrations, filings or qualifications


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pursuant to this Agreement for the Holder (which right may be assigned as provided in Section 10), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of counsel for the Holder (provided, however, that the Holder shall be obligated to use counsel provided for other holders of the Company's securities exercising registration rights at the same time as the Holder, if such counsel if reasonably acceptable to the Holder) shall be borne by the Company.

    6. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Agreement to include any of the Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company or by other selling shareholders. If the total amount of securities, including Registrable Securities, requested by the Holder to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include inthe offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering by the Company or by other selling shareholders. The Holder acknowledges that the Company is party to agreements (and may, in the future, enter agreements) which provide registration rights senior to those provided to the Holder herein.

    7. Delay of Registration. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

    8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.


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         (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other selling shareholder selling securities in such registration statement and any controlling person of any such underwriter or other selling shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 8(b) exceed the gross proceeds from the offering received by the Holder.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

         (d) The obligations of the Company and the Holder under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

    9. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in


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which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

         (d) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

    10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by the Holder to a transferee or assignee of such securities, who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if such transferee or assignee agrees in writing to be bound by the provisions of this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of an individual or a partnership who are spouses, ancestors, lineal descendants or siblings of such individual or a partnership who are spouses, ancestors, lineal descendants or siblings of such individual or partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, provided that all assignees and transferees who would not qualify individually for assignment of Registration Rights shall have a single attorney-in-fact for the purpose of exercising any rights or taking any action under this Agreement.

    11. "Market Stand-Off" Agreement. The Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company (up to a maximum of 180 days), following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any common stock of the Company held by it at any time during such period except common stock included in such registration; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

    In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.



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    12. Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate as to the Holder at such time after the Company's Initial Public Offering as all Registrable Securities held by the Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 supported by a written opinion of legal counsel for the Company which shall be reasonably satisfactory in form and substance to legal counsel for the Holder.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

QUICKTURN SYSTEMS, INC.                MENTOR GRAPHICS CORPORATION

By: /s/ Phillip Kaufman                By: /s/ Frank S. Delia
   ------------------------               -----------------------------

Phillip Kaufman                        Frank S. Delia
---------------------------            --------------------------------
(Print Name)                           (Print Name)

President                              Vice President, Chief Legal and
---------------------------            --------------------------------
Title                                  Administrative Officer
                                       --------------------------------
                                       Title




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